Exhibit 21

SUBSIDIARIES OF UNITED PARCEL SERVICE, INC.
As of December 31, 2014

Name of Subsidiary	Jurisdiction of Organization

BT Property Holdings, Inc.	Delaware
BT Realty II, Inc.	Maryland
BT Realty, Inc.	Maryland
C.C. & E.I., L.L.C.	Delaware
The UPS Store, Inc.	Delaware
United Parcel Service Canada Ltd.	Canada
United Parcel Service Co.	Delaware
United Parcel Service Deutschland Inc & Co OHG	Germany
United Parcel Service France SNC	France
United Parcel Service General Services Co.	Delaware
United Parcel Service Italia SRL	Italy
United Parcel Service of America, Inc.	Delaware
United Parcel Service, Inc.	Ohio
UPB Aircraft Ventures	California
UPICO Corporation	Delaware
UPINSCO, Inc.	Virgin Islands
UPS Asia Group Pte. Ltd.	Singapore
UPS Capital Corporation	Delaware
UPS Cartage Services, Inc.	Delaware
UPS Expedited Mail Services, Inc.	Delaware
UPS Ground Freight, Inc.	Virginia
UPS Limited	United Kingdom
UPS Parcel Delivery (Guangdong) Co., LTD.	China (PRC)
UPS SCS GmbH & Co OHG	Germany
UPS SCS (Nederland) B.V.	Netherlands
UPS SCS, Inc.	Canada
UPS Supply Chain Solutions, Inc.	Delaware
UPS Worldwide Forwarding, Inc.	Delaware

The names of particular subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.